HAEFELE FLANAGAN
                CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

Robert T. Haefele, CPA    Haefele Flanagan & Co., p.c.  Francis J. Flanagan, CPA
Thomas P. Fee, Jr., MBA    Tall Oaks Corporate Center          (1952-1997)
 CPA/ABV/CFF, CVA, CEPA       Building 2, Suite 200            -----------
James A. Rogers, Jr., CPA,     1000 S. Lenola Road           (856) 722-5300
 CFFA, CFF                         PO Box 471                (215) 627-5150
Mary L. Lynch, CPA, CFE     Moorestown, NJ   08057         Fax:  (856) 722-5395
William J. Stackhouse,           www.hfco.com
 CPA, CITP
James R. Haefele, CPA,
 ABV, CVA, CFF, CFFA
-------------------------
Arnold S. Page, CPA, PFS



                               February 24, 2012


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549



RE:  Dynasil Corporation of America


We have read the statements that we understand Dynasil Corporation of America will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with the statements made in the 2nd, 3rd and 4th paragraphs under Item 4.01 of the Form 8-K report. We have no basis to agree or disagree with other statements made under Item 4.01.



                                               Sincerely,

                                               /s/ Haefele, Flanagan & Co., p.c.


                                               Haefele, Flanagan & Co., p.c.















         Member American Institute of Certified Public Accountants,
                       Center for Public Company
               Audit Firms and Private Companies Practice Section Registrant Public Company Account Oversight Board
         Independent Member of CPA Associates International, Inc. with
                          Associated Offices in
                     Principal U.S. and International Cities
         Member New Jersey Society of Certified Public Accountants and
                          Pennsylvania Institute
                        of Certified Public Accountants